UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017

STG GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36149	46-3134302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11091 Sunset Hills Road, Suite 200
Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

(703) 691-2480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

STG Group, Inc. (the “Company”) entered into a Limited Waiver (“the Waiver”) from MC Admin Co LLC and other lenders under that certain Credit Agreement, dated as of November 23, 2015 (the “Credit Agreement”) as of March 31, 2017, pursuant to which the lenders waived the Company’s noncompliance with the covenants related to the fixed charge coverage ratio, consolidated EBITDA and the senior secured leverage ratio, as of December 31, 2016. Pursuant to the Waiver:

•	Loans under the Credit Agreement are subject to additional interest at a rate of 2% per annum until the earliest of (x) the date on which all loans are repaid and all commitments under the Credit Agreement are terminated, (y) the date we deliver the financial statements and certificates for the quarter ending March 31, 2017 showing that we are not in default under the Credit Agreement or (z) the date on which default interest is otherwise due under the Credit Agreement;

•	We must obtain lender consent prior to using our revolving credit facility; and

•	We cannot effect a cure right under the Credit Agreement in respect of the quarter ending March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STG GROUP, INC.

Date: April 6, 2017	/s/ Charles L. Cosgrove
Charles L. Cosgrove
Chief Financial Officer